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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in this Registration Statement on Pre-Effective Amendment No. 2 to Form S-1 and the related Prospectus of our report dated January 17, 1997 except as to Note 4 for which the date is January 22, 1997 on the financial statements of SIMCALA, Inc. and to the reference to our firm under the heading "Experts" included in this Registration Statement and the related Prospectus.


Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company as of and for the year ended December 31, 1996, listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                       /s/ Crowe, Chizek and Company LLP


Oak Brook, Illinois
July 14, 1998